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                   (SELIGMAN LASALLE GLOBAL REAL ESTATE FUND)

                              SUBADVISORY AGREEMENT

     SUBADVISORY AGREEMENT, dated November 7, 2008 between RIVERSOURCE INVESTMENTS, LLC, a Minnesota limited liability company (the "Manager") and LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P., a Maryland limited partnership (the "Subadviser").

     WHEREAS, the Manager has entered into an Investment Management Services Agreement, dated as of the date hereof (the "Management Agreement"), with Seligman LaSalle Real Estate Fund Series, Inc. (the "Corporation"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), to render or contract to obtain assistance in rendering investment management services to Seligman LaSalle Global Real Estate Fund (the "Fund"), a separate series of the Corporation, and to administer the business and other affairs of the Fund; and

     WHEREAS, the Manager desires to retain the Subadviser to assist in providing investment advisory and other services to the Fund, and the Subadviser is willing to render such services, effective as of the commencement of the Fund's operations (the "Effective Date").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. DUTIES OF THE SUBADVISER. (a) Subject in each case to the control of the Board of Directors of the Corporation (the "Board") and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus(es) of the Fund (the "Registration Statement") and the requirements of the 1940 Act, and in conjunction with and under the supervision of the Manager, the Subadviser agrees to furnish the Manager and the Fund with such investment advice, research and assistance as the Manager or the Fund shall from time to time reasonably request. Without limiting the generality of the foregoing, Subadviser shall manage the investments of the Fund in accordance with the Registration Statement and in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"), and such other limitations as the Manager or the Board may institute and inform the Subadviser in writing are applicable.

    (b) Subject to the foregoing, the Subadviser shall (i) participate in the development of the Fund's overall investment strategy and in the determination of investment allocations, (ii) provide investment advice and research to the Fund with respect to existing and potential investments in securities, including company visits and meetings with management, (iii) determine securities and other assets for investment, (iv) select brokers and dealers, and (v) cause the execution of trades; provided that, until Subadviser is notified otherwise by the Manager, the Manager shall determine (in consultation with the Subadviser) the amount of assets that shall be Uninvested Assets (as defined below) of the Fund and retain the authority and responsibility for investment and reinvestment of Uninvested Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. The Subadviser will make available representatives to report in person to the Board at least semi-annually on investment results, regulatory compliance with respect to the Fund's investments and other matters that the Manager or the Board may reasonably request. The Subadviser shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request. For purposes of this Section 1(b), "Uninvested Assets" means any assets of the Fund that are in cash, cash equivalents or money market instruments.

     (c) The Subadviser agrees to provide, subject to any obligations or undertakings by the Manager reasonably necessary to maintain the confidentiality of the Subadviser's non-public information, any and all information, records and supporting documentation about the composite of accounts and the funds the Subadviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Fund which may be reasonably necessary, under applicable laws, to allow the Corporation or its agent to present

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          historical performance information concerning the Subadviser's substantially similarly managed accounts and funds, for inclusion in the Fund's Prospectus(es) and any other reports and materials prepared by the Corporation or its agent, in accordance with regulatory requirements or as requested by applicable federal or state regulatory authorities.

     (d) Portfolio accounting and pricing for the Fund will be the ultimate responsibility of a third party accounting agent or administrator; however, in the event that an asset under the supervision of the Subadviser cannot be priced by a pricing source authorized by the Manager or market quotations are not readily available (as contemplated in the Fund's valuation procedures), the Subadviser will provide the third party accounting agent or administrator with the "fair value" for such asset in accordance with the Fund's valuation procedures. With respect to Fund investments under the supervision of the Subadviser, the Subadviser shall provide reasonable assistance to the Manager and the Fund's custodians ("Custodians"), third party accounting agents and administrators to assist in trade settlement, dividend processing and corporate actions affecting the Fund's investments and will provide to the Manager and such Custodians, third party accounting agents or administrators executed trade information which may be transmitted by computer or other acceptable electronic medium. Subadviser will not be responsible for any loss to the extent incurred by reason of any act or omission of any of the third party accounting agents or administrators or Custodians and will not take custody of any Fund investments.

     (e) The Subadviser agrees to keep, and to preserve for the prescribed periods, all records relating to its activities hereunder that are required by the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Subadviser hereby agrees that any and all records which it maintains for the Fund are the property of the Corporation and further agrees to surrender promptly to the Corporation copies of any of such records upon the Fund's or the Manager's request, provided, however, that Subadviser may retain copies of any records. Nothing herein shall prohibit the Subadviser from using the performance track record of the Fund, including following any termination of this Agreement, to the extent such use is otherwise consistent with applicable law, rules and regulations.

     (f) With respect to any investment company in the RiverSource complex of funds, (i) the Subadviser will not consult with any other subadviser (other than a Subadviser Affiliate as defined in Section 13(c) below) (each a "Non-affiliated Subadviser") to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if the Subadviser and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by Subadviser to that investment company will be limited to the assets for which Subadviser is responsible. The Manager shall provide a current list of all Non-affiliated Subadvisers to the RiverSource complex of funds to the Subadviser and shall update such list promptly upon any additions or departures of such Non-affiliated Subadvisers to the RiverSource complex of funds.

     (g) The Subadviser shall exercise its best judgment in rendering its services described in this Agreement. However, subject to Section 36 of the 1940 Act, the Subadviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Subadviser shall be liable for any loss incurred by the Fund, the Manager or their respective affiliates to the extent such losses arise out of any act or omission directly attributable to the Subadviser which results, directly or indirectly, in an error in the net asset value of the Fund.

     2. EXPENSES. The Subadviser shall furnish at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties

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hereunder, (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund, and (iii) all travel expenses in connection with its services to the Fund. Except for expenses specifically assumed or agreed to be paid by the Subadviser under this Agreement, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, and (iii) custodian, third party accounting agent or administrator fees and expenses.

     3. COMPENSATION. (a) As compensation for the services performed by the Subadviser pursuant to Section 1, the Manager will pay to the Subadviser each month a fee equal to 50% of the amount of the investment management fee payable to the Manager with respect to that month pursuant to the terms of the Management Agreement then in effect. Such compensation shall be paid by the Manager to the Subadviser as soon as practicable following receipt by the Manager of its investment management fees from the Fund (but no later than 10 business days following such receipt).

     (b) If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

     (c) Any fee payable to the Subadviser under this Agreement shall be paid to the Subadviser or to an affiliate of the Subadviser at an address or to an account designated by the Subadviser.

     4. PURCHASE AND SALE OF ASSETS. (a) The Subadviser shall purchase securities and other assets from or through and sell securities or other assets to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and as the Board may direct from time to time. In providing the Fund with investment management and supervision, it is recognized that the Subadviser will seek best execution and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board may direct or authorize from time to time.

          Notwithstanding the above, it is understood that it may be desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Fund.

     (b) Subadviser will not be responsible for any act or omission by brokers and dealers selected by the Subadviser in accordance with Section 1(g) of this Agreement, provided that such brokers or dealers were selected with reasonable care.

     (c) Subadviser may, to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate securities to be sold or purchased on behalf of the Fund with those of other clients.

     5. SUBADVISER'S REPRESENTATIONS. Subadviser represents, warrants and covenants to Corporation and the Manager that:

     (a) It is duly formed, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to enter into and perform its obligations under this Agreement;

     (b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

     (c)  It is registered as an investment adviser under the Advisers Act;

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     (d)  Its entry into, and performance of any duties or actions under, this
          Agreement shall at all times be in accordance with all applicable laws and regulations;

     (e) It shall deliver to the Corporation and the Manager (i) a copy of Subadviser's Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) Subadviser's proxy voting policies and each update thereof, (iii) Subadviser's Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and
          (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

     (f) Its Form ADV and each investment performance composite and accompanying disclosures provided by the Subadviser to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

     (g) It shall not execute trades with broker-dealers who are "affiliated persons" (within the meaning of the 1940 Act) of the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

     (h) It shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

     (i) It has adopted procedures reasonable necessary to prevent "access persons" (within the meaning of Rule 17j-1) from violating its Code of Ethics; and

     (j) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.

     6. MANAGER'S REPRESENTATIONS. Manager represents, warrants and covenants to Subadviser that:

     (a) It is duly formed, validly existing and in good standing under the laws of the State of Minnesota and has full power and authority to enter into and perform its obligations under this Agreement;

     (b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

     (c)  It is registered as an investment adviser under the Advisers Act;

     (d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

     (e) Assuming the accuracy of the representations, warranties and covenants of the Subadviser contained herein and the due performance of the Subadviser of its obligations hereunder, the Fund's Registration Statement, to Manager's best knowledge, is in compliance in all material respects with applicable federal and state laws and regulations.

     (f) It will promptly notify the Subadviser in writing in the event that any of the foregoing ceases to be true.

     7. SERVICE TO OTHER CLIENTS. The services of the Subadviser are not to be deemed exclusive to the Fund, it being understood that the Subadviser may perform investment advisory services for various other clients, and it is acknowledged that the Subadviser may give advice and take action with respect to any of its other clients which may differ or be contrary to, advice given, or from timing or nature of actions taken, with respect to the assets of the Fund. To the extent permitted by applicable law, Subadviser may purchase, or recommend purchase, for the Fund securities owned by the Subadviser, its partners or affiliates, securities of companies for which an affiliate or Subadviser acts as financial adviser or performs other

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investment banking services, or securities of companies where partners or employees of Subadviser, or its affiliates, serve on the board of directors.

     8. DELIVERY OF DOCUMENTS AND NOTICE OF EVENTS. The Manager agrees to promptly furnish the Subadviser with the Management Agreement, the Fund's Articles of Incorporation and Bylaws, the Fund's Registration Statement, the Fund's prospectus(es) and Statement of Additional Information, proxy statements, reports to stockholders, any policies properly Board authorized affecting management and any other items reasonably requested by the Subadviser. The Manager further agrees to promptly provide the Subadviser with copies of all amendments of or supplements to all of the foregoing.

     9. INDEMNIFICATION. (a) Subadviser agrees to hold harmless and indemnify the Manager from and against any loss or damages arising out of Subadviser's breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on Subadviser's part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

     (b) The Manager agrees to hold harmless and indemnify Subadviser from and against any loss or damages arising out of the Manager's breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

     (c) The Manager acknowledges and agrees that the Subadviser makes no representation, warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard index, including other clients of the Subadviser, whether public or private.

     10. COOPERATION AND PROVISION OF CERTAIN INFORMATION. The Subadviser shall promptly notify the Manager (1) in the event the SEC or other governmental authority has censured the Subadviser or a LaSalle Affiliate (as defined in Section 13 hereof); placed limitations upon the activities, functions or operations of Subadviser or a LaSalle Affiliate; suspended or revoked the registration, if any, of Subadviser or a LaSalle Affiliate as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Manager shall promptly notify the Subadviser (1) in the event the SEC or other governmental authority has censured the Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Subadviser further agrees to notify the Manager promptly of any material fact known to the Subadviser respecting or relating to the Subadviser or LaSalle Affiliate that is not contained in the Prospectus, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement relating to Subadviser or a LaSalle Affiliate contained therein that becomes untrue in any material respect. As reasonably requested by the Manager or the Board and in accordance with the scope of Subadviser's obligations and responsibilities contained in this Agreement, Subadviser will cooperate with, and provide assistance to, the Manager or the Corporation as needed in order for the Manager and the Corporation to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder.

     11. USE OF NAMES. The Subadviser shall not use the name, logo, insignia, or other identifying mark of the Corporation, the Fund or the Manager or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Manager or any of its affiliates in material relating to the Subadviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Corporation's name and that of their affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Manager shall not use the name, logo, insignia, or other identifying mark of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Corporation in any manner not approved prior thereto by the Subadviser; provided, however, that the

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Subadviser shall approve all uses of its name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission, and Subadviser hereby expressly consents to the use of its name in the name of the Fund and the Corporation; and provided, further that in no event shall such approval be unreasonably withheld. The Manager and the Fund acknowledge and agree that the Subadviser may withdraw the use of its name in the Fund and the Corporation should it cease to act as subadviser to the Fund.

     12. NOTICES. Any notice required or permitted hereunder shall, unless expressly permitted otherwise hereunder, be in writing and shall be given by personal service, mail or facsimile to the other party as set forth below. Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of a facsimile, whichever occurs first.

     Notice to the Manager shall be to:

          RiverSource Investments, LLC
          c/o Ameriprise Financial, Inc.
          251 Ameriprise Financial Center
          Minneapolis, MN 55474
          Attn: President

      Notice to the Subadviser shall be to:

          LaSalle Investment Management (Securities), L.P.
          100 East Pratt Street
          Baltimore, Maryland 21202
          Attn: CEO

      Notice to the Fund shall be to:

          Seligman LaSalle Global Real Estate Fund
          100 Park Avenue
          New York, NY 10017
          Attn: Secretary

     A party may change its notice address at any time by written communication to the other parties.

     13. TERM OF AGREEMENT. (a) This Agreement shall become effective on the Effective Date and shall continue in full force and effect until November 7, 2010 and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act. This Agreement may be terminated at any time, without payment of penalty, by the Fund on 60 days' written notice to the Subadviser by vote of the Board or by vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund. This Agreement also may be terminated by the Subadviser or the Manager as of that date or as of the end of any calendar year thereafter upon not less than 60 days' written notice to the other and to the Fund.

     (b) This Agreement will automatically terminate in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Management Agreement.

     (c)  Notwithstanding the prohibition on assignment in paragraph (b) of this
          Section 13, the Subadviser may retain LaSalle Investment Management Securities B.V., an entity organized under the laws of the Netherlands, or any other affiliate of Subadviser (collectively, the "Subadviser Affiliates", and together with the directors, officers, employees and agents of the Subadviser Affiliates, the "LaSalle Affiliates") to provide advisory services to the Fund; provided that
          (i) Subadviser shall supervise such LaSalle Affiliates with respect to investment advisory services provided to the Fund; (ii) Subadviser shall remain responsible for the due performance of Subadviser's obligations hereunder and shall be responsible for any acts or omissions of such LaSalle Affiliates to the same extent that Subadviser would be responsible for such acts or omissions under the terms of this Agreement if Subadviser had acted or omitted to act;
          (iii) each Subadviser Affiliate executes an agreement with Subadviser that includes terms substantially similar to those set forth in Appendix A and any terms required under the 1940 Act (e.g., no assignment and required

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          termination provisions), and such agreement is approved by the
          Corporation's Board of Directors and stockholders of the Funds to the extent required by the 1940 Act; and (iv) Subadviser and not the Fund or the Manager shall pay any fees or expenses that may be payable to any LaSalle Affiliate.

     14. AMENDMENTS. This Agreement may be amended by consent of the parties hereto provided that the consent of the Fund is obtained in accordance with the requirements of the 1940 Act.

     15. MISCELLANEOUS. (a) Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior agreements and understandings, whether written or verbal.

     (b) Governing Law. This Agreement shall be construed and interpreted under the laws of the State of New York applicable to contracts executed and performed entirely in the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

     (c) Waiver. Failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Enforceability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     (f) Headings. The section and paragraph headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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     IN WITNESS WHEREOF, the Manager and the Subadviser have caused this
Agreement to be executed by their duly authorized officers as of the date first above written.

                                        RIVERSOURCE INVESTMENTS, LLC


                                        By /s/ William F. Truscott
                                           -------------------------------------
                                           Name: William F. Truscott
                                           Title: President and CIO

                                        LASALLE INVESTMENT MANAGEMENT
                                        (SECURITIES), L.P.

                                        BY ITS GENERAL PARTNER, LASALLE
                                        INVESTMENT MANAGEMENT
                                        (SECURITIES), INC.


                                        By /s/ Stanley J. Kraska, Jr.
                                           -------------------------------------
                                           Name: Stanley J. Kraska, Jr.
                                           Title: Managing Director

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                                   APPENDIX A

        REQUIRED TERMS OF AGREEMENT BETWEEN SUBADVISER AND ITS AFFILIATES

Representations and Covenants of Subadviser Affiliates.

     (a) It is duly formed, validly existing and in good standing under the laws of the country/state where organized and has full power and authority to enter into and perform its obligations under this Agreement;

     (b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

     (c)  It is registered as an investment adviser under the Advisers Act;

     (d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

     (e) It shall deliver to the Corporation and the Manager (i) a copy of its Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) its proxy voting policies and each update thereof, (iii) its Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

     (f) Its Form ADV and each investment performance composite and accompanying disclosures provided by it to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

     (g) It shall not execute trades with broker-dealers who are "affiliated persons" (within the meaning of the 1940 Act) of it or the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

     (h) If a partnership, it shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

     (i) It has adopted procedures reasonable necessary to prevent "access persons" (within the meaning of Rule 17j-1) from violating its Code of Ethics;

     (j) It will make available representatives to report in person to the Board on investment results, regulatory compliance with respect to the Fund's investments and other matters to the extent the Manager or the Board may reasonably request. It shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request;

     (k) As reasonably requested by the Manager or the Board and in accordance with the scope of the obligations and responsibilities contained in this Agreement, it will cooperate with, and provide assistance to, Subadviser, Manager or the Corporation as needed in order for Subadviser, Manager and the Corporation to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder;

     (l) With respect to any investment company in the RiverSource complex of funds, (i) it will not consult with any other subadviser (other than the Subadviser or its affiliates) (each a "Non-affiliated Subadviser") to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a

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          principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if it and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by it to that investment company will be limited to the assets for which it is responsible; and

     (m) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.